                          Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CURTISS-WRIGHT CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                     13-0612970
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

4 Becker Farm Road, 3rd Floor, Roseland, New Jersey                07068
     (Address of Principal Executive Offices)                   (Zip Code)

                           CURTISS-WRIGHT CORPORATION
                        2003 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of Plan)

                                Paul J. Ferdenzi
                            Associate General Counsel
                          4 Becker Farm Road, 3rd Floor
                           Roseland, New Jersey 07068
                      (Name, address of agent for service)

                                 (973) 597-4752
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                        =================================
                                Proposed Maximum

---------------------
Title of Shares               Amount to be      Offering Price    Aggregate        Amount of
to be Registered              Registered(1)     Per Share(2)      Offering         Registration
Price                                                             Fee (2)
-----------------             ------------      --------------    --------------   ---------------
Common Stock, par value       1,000,000         $40.09            $40,090,000      $5,079.40

--------------------
  (1) Represents shares issuable under the 2003 Curtiss-Wright Corporation Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Plan.
  (2) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). The Plan establishes a purchase price equal to 85% of the fair market value of the Registrant's Common Stock. Accordingly, the price per share and the aggregate offering price are based on $40.09 per share, which is 85% of $47.16, the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange on June 3, 2004.
================================================================================

There are 6 pages in this document. The index to Exhibits is on page 6.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents, together with the documents incorporated by reference in this registration statement pursuant to
Item 3 of Part II of this registration statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

        The following documents filed with the SEC by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 10, 2004;

       (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC May 10, 2004; and

       (c) The description of the Corporation's Common Stock, $1.00 par value, contained in the Corporation's filing under Rule 424(c) on October 29, 1982 under Registration No. 2-64427.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Certain legal matters with respect to the Common Stock have been passed on by Paul J. Ferdenzi, Esq. Mr. Ferdenzi is Assistant Secretary and Associate General Counsel of the Registrant and is the beneficial owner of less than 1% of the outstanding shares of Common Stock, par value $1.00 per share, of the Registrant.

Item 6. Indemnification of Directors and Officers.

        The Registrant's Restated and Amended Certificate of Incorporation, as amended, provides that, to the extent permitted by the Delaware General Corporation Law ("DGCL"), directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL, however, states that such a provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to unlawful dividends, distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit.

        Section 145 of the DGCL empowers a Delaware corporation to indemnify its officers and directors and specific other persons to the extent and under the circumstances set forth therein.


        The Registrant's Amended and Restated By-Laws provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which such person is involved by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or serving in any such capacity with another business organization at the request of the Registrant) if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, such director, officer, employee or agent may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

        The Registrant maintains insurance policies that insure its directors and officers against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

     Exhibit No.     Description
     -----------     -----------
         5.1         Legal Opinion of Paul J. Ferdenzi, Esq.

        10.1 2003 Curtiss Wright Employee Stock Purchase Plan (incorporated by reference to the Company's Schedule 14A, filed with the SEC on April 11, 2003).

        23.1 Consent of Paul J. Ferdenzi, Esq. (included in Exhibit 5.1 hereto).

        23.2         Consent of Deloitte & Touche LLP, independent auditors.

        23.3 Consent of PricewaterhouseCoopers LLP, independent auditors.

        24.1 Power of Attorney (included in the signature pages to this registration statement).

Item 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

================================================================================
                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on June 4, 2004.

                                        CURTISS-WRIGHT CORPORATION

                                        By: /s/ MARTIN R. BENANTE
                                           -----------------------------------
                                           Martin R. Benante
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

        The undersigned directors and officers hereby constitute and appoint Martin R. Benante and Glenn E. Tynan, and each of them with full power to act without the other and with full power of substitution and resubstitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that such attorneys-in fact and agents, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of June 4, 2004.

              Signature                                               Title
              ---------                                               -----
    /s/  Martin R. Benante                                  Chairman of the Board and Director and
------------------------------------                             Chief Executive Officer
         MARTIN R. BENANTE


    /s/  Glenn E. Tynan                           Vice President Finance and Chief Financial Officer
------------------------------------
         GLENN E. TYNAN


    /s/  Kevin M. McClurg                                           Controller
------------------------------------
         KEVIN M. MCCLURG


    /s/  James B. Busey IV                                           Director
------------------------------------
         JAMES B. BUSEY IV

    /s/  S. Marce Fuller                                             Director
------------------------------------
         S. MARCE FULLER

     /s/ David Lasky                                                 Director
------------------------------------
         DAVID LASKY

     /s/ Carl G. Miller                                              Director
------------------------------------
         CARL G. MILLER

     /s/ William B. Mitchell                                         Director
------------------------------------
         WILLIAM B. MITCHELL

     /s/ John R. Myers                                               Director
------------------------------------
         JOHN R. MYERS


              Signature                                               Title
              ---------                                               -----
     /s/ William W. Sihler                                           Director
------------------------------------
         WILLIAM W. SIHLER

     /s/ J. McLain Stewart                                           Director
------------------------------------
         J. MCLAIN STEWART



                                  EXHIBIT INDEX

  Exhibit No.                              Description
  -----------                              -----------
     5.1        Legal Opinion of Paul J. Ferdenzi, Esq.

    10.1        Curtiss-Wright Corporation Employee Stock Purchase Plan
                (incorporated by reference to the Company's Schedule 14A, filed with the SEC on April 11, 2003).

    23.1        Consent of Paul J. Ferdenzi, Esq. (included in Exhibit 5.1 hereto).

    23.2        Consent of Deloitte & Touche LLP, independent auditors.

    23.3        Consent of PricewaterhouseCoopers LLP, independent auditors.

    24.1        Power of Attorney (included in the signature pages to this registration statement).